Exhibit 99.1
Javelin Pharmaceuticals Delivers Notice of Intent to Terminate Merger Agreement with Myriad Pharmaceuticals
-Javelin Receives Binding Acquisition Commitment from Hospira
CAMBRIDGE, Mass., April 12, 2010 (BUSINESS WIRE) — Javelin Pharmaceuticals, Inc. (“Javelin” or the “Company”) (NYSE — Amex: JAV) announced today that it had received a binding offer from Hospira, Inc. (“Hospira”) (NYSE: HSP) and its wholly-owned subsidiary, Discus Acquisition Corporation (“Discus”), to enter into a merger agreement, a loan and security agreement and intellectual property security agreements (the “Acquisition Documents”) whereby Discus will, subject to certain conditions, commence an all cash tender offer to acquire all of the outstanding shares of Javelin at a per share price of $2.20. In addition, under the terms of the Acquisition Documents, Hospira will, subject to certain conditions, provide to Javelin a working capital facility under which Javelin may borrow up to $4.5 million to fund Javelin’s operating activities prior to closing a merger with Hospira, $8.3 million for Javelin’s repayment of the principal and accrued interest incurred under a similar financing arrangement entered into in connection with signing a definitive agreement and plan of merger with Myriad Pharmaceuticals (“MPI”) (NASDAQ: MYRX) and $4.4 million for Javelin’s payment of the termination fee and certain stipulated expenses that the Company may be required to pay MPI following termination of its merger agreement with MPI.
“Our Board of Directors, after consultation with our advisors, and in accordance with our merger agreement with MPI, has determined that Hospira’s proposal is a company superior proposal,” said Martin Driscoll, Javelin’s Chief Executive Officer. “Accordingly, on the evening of Friday, April 9th, we sent MPI a notice of intent to terminate our merger agreement with them. Pursuant to the terms of our merger agreement with MPI, we are now required to negotiate in good faith with them for a period of five business days. If MPI does not favorably adjust the terms of its offer, then our Board expects to enter into the proposed merger and loan agreements negotiated with Hospira.”
About Javelin Pharmaceuticals
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The company has one marketed drug in the U.K., an NDA-submitted drug candidate, Dyloject, and two drug candidates in U.S. advanced clinical development. For additional information about Javelin, please visit the company’s website at http://www.javelinpharmaceuticals.com.
Javelin Pharmaceuticals, Inc. Forward Looking Statement
This press release contains “forward-looking statements”, including statements relating to the expected timing of results and development of our drug candidates, any potential transaction between Javelin Pharmaceuticals, Inc. and Hospira, Inc., the effect of terminating the merger agreement between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that MPI may propose changes under our merger agreement with them, the conditions to Hospira’s obligations under its proposed merger agreement may not be satisfied,; and other factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission (“SEC”), as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Javelin Pharmaceuticals undertakes no duty to update this information unless required by law.
Important Additional Information Regarding the Proposed Merger with Hospira May be Filed with the SEC
This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of our stock. Hospira has not commenced the tender offer described in this announcement. Upon commencement of any tender offer, Hospira would file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents and at such time we would intend to file a tender offer solicitation/recommendation statement on Schedule 14D-9, including an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder and other related documents. Investors and stockholders should read any offer to purchase, any tender offer statement on Schedule TO and related exhibits, any information statement and any solicitation/recommendation statement on Schedule 14D-9 and related exhibits when such documents are filed and become available, as they would contain important information about the tender offer and proposed merger. Investors and stockholders would be able to obtain any such documents when they are filed free of charge on the SEC’s website at www.sec.gov, or from us by directing a request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations.
Important Additional Information Regarding the Proposed Merger with MPI Has Been Filed with the SEC
This press release does not constitute an offer of any securities for sale. In connection with the proposed merger with MPI, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of MPI and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933, as amended, on March 12, 2010 and has been mailed to Javelin stockholders and MPI stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant materials because they contain important information about Javelin, MPI and the proposed merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Javelin or MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor

Relations and by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
Javelin, MPI and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Javelin and MPI in connection with the proposed merger. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. To the extent that any of the Javelin or MPI participants will receive any additional benefits in connection with the merger, the details of those benefits are described in the joint proxy statement/prospectus. Investors and security holders may obtain additional information regarding the direct and indirect interests of Javelin, MPI and their respective executive officers and directors in the proposed merger by reading the joint proxy statement/prospectus regarding the proposed merger.
Javelin Pharmaceuticals, Inc.
Stephen J. Tulipano, CPA, 617-349-4500
Chief Financial Officer
stulipano@javelinpharma.com
or
Javelin Pharmaceuticals, Inc.
Rick Pierce, 617-349-4500
VP Investor Relations
rpierce@javelinpharmaceuticals.com